UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code:                   (614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 9, 2013, Worthington Industries, Inc. (the “Registrant”) announced that its Pressure Cylinders segment acquired the business of Palmer Mfg. & Tank, Inc. (“Palmer”), a manufacturer of steel and fiberglass tanks and processing equipment for the oil and gas industry, and custom manufactured fiberglass tanks for agricultural, chemical and general industrial applications. The purchase price was $113,500,000, which includes payments to the founder of Palmer in respect of the assignment of certain intangible property and an individual noncompetition agreement, and is subject to adjustment based on the final working capital of the Palmer business.  The business of Palmer is located in Garden City, Kansas and employs approximately 200 people.

Palmer manufactures both steel and fiberglass tanks in a comprehensive range of sizes and is strategically located to serve the Bakken formation in North Dakota, the Uinta and Denver-Julesburg basins, along with several of the shale formations in northern Texas.  Palmer was founded in 1971 and has 184,000 square feet of manufacturing space at the Garden City headquarters.  The privately-owned company generated sales of $70 million in its fiscal year ended June 30, 2012.

Item 9.01                      Financial Statements and Exhibits.

(a) – (c)                      Not applicable.

(d)           Exhibits:  The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.                       Description

99.1           News Release issued by Worthington Industries, Inc. on April 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: April 9, 2013	By: /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary